Execution Version

DIAMOND SPORTS GROUP, LLC SETTLEMENT TERM SHEET JANUARY 16, 2024

THIS SETTLEMENT TERM SHEET (THE “TERM SHEET”) DESCRIBES THE PRINCIPAL TERMS AND CONDITIONS OF A SETTLEMENT TRANSACTION (THE “SETTLEMENT”) FOR DIAMOND AND SINCLAIR (EACH AS DEFINED HEREIN) (COLLECTIVELY, THE “PARTIES”) THAT WILL BE EFFECTUATED THROUGH DIAMOND’S CHAPTER 11 CASES.
THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS WITH RESPECT TO THE SETTLEMENT DESCRIBED HEREIN, WHICH SETTLEMENT WILL BE SUBJECT TO THE COMPLETION AND ENTRY INTO DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN, THE APPROVAL OF THE BANKRUPTCY COURT OF THE SETTLEMENT, AND THE CLOSING OF THE SETTLEMENT.
THIS SETTLEMENT TERM SHEET IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS. NOTHING CONTAINED IN THIS SETTLEMENT TERM SHEET WILL BE AN ADMISSION OF FACT OR LIABILITY OR DEEMED BINDING ON ANY OF THE PARTIES.
THIS SETTLEMENT TERM SHEET IS FOR DISCUSSION PURPOSES ONLY, AND SHOULD NOT BE CONSTRUED AS A COMMITMENT TO ENTER INTO A SETTLEMENT OR PROVIDE ANY OTHER SERVICES RELATED TO A SETTLEMENT.

SETTLEMENT
Parties
•Diamond Sports Group, LLC and each of its affiliated debtors and debtors in possession (collectively, the “Debtors”) and their respective direct and indirect subsidiaries (collectively, “Diamond”)
•Sinclair, Inc. and its direct and indirect wholly-owned or controlled subsidiaries (other than Diamond and its direct and indirect subsidiaries) (collectively, “Sinclair”)
•JPMorgan Chase Funding Inc. and JP Morgan Chase & Co. (collectively, “JPM”)
•Bally’s Corporation and its direct and indirect subsidiaries (“Bally’s”)

Settlement Order
Diamond will file a motion seeking approval of this Term Sheet and the Settlement (the “Settlement Motion”) within 5 business days of the Parties’ entry into this Term Sheet. The date the Bankruptcy Court enters an order approving Diamond’s entry into the Settlement (the “Settlement Order”) will be the “Order Date”.
The Settlement Order must be acceptable to Diamond and Sinclair, and the Settlement Motion must be reasonably acceptable to Diamond and Sinclair. The Settlement Order must also be in form and substance acceptable to Bally’s and JPM, and the Settlement Motion must be reasonably acceptable to them, as to any provisions that relate to or impact them.

Settlement Cash Consideration
On or before the date that is 60 days from the Order Date (as may be extended in accordance with the terms hereof, the “Closing Deadline”), Sinclair will pay to Diamond $495 million in cash (the “Settlement Cash Consideration”).  Sinclair will use best efforts to raise sufficient cash to pay the Settlement Cash Consideration. Sinclair’s payment obligations under the Settlement will be joint and several.
On or prior to the applicable Closing Deadline, Sinclair may pay a non-refundable cash fee of $6 million to Diamond (an “Extension Payment”) to extend the Closing Deadline by an additional 15 days. This extension option is exercisable up to four times at $6 million in cash per 15-day extension (i.e., for a maximum extension of the Closing Deadline to 120 days from the Order Date in exchange for aggregate cash payments to Diamond of $24 million). The Extension Payments will be in addition to and will not reduce the Settlement Cash Consideration, the Deposit (as defined below), or payment to Diamond of the Deposit if applicable.
Within two business days of the Order Date, Sinclair will provide a $50 million cash deposit (the “Deposit”) to Diamond towards payment of the Settlement Cash Consideration.

Mutual Release
Effective as of the Release Effective Date (as defined below), (x) Diamond will provide full, complete, and irrevocable releases of (i) Sinclair, (ii) JPM, (iii) Bally’s, and (iv) each of their respective Related Parties[1] (collectively, the “Defendant Parties”), including releases of claims pursued by Diamond in the adversary proceedings [Adv. Pro. Nos. 23-03134, 23-03135] relating to Sinclair and Diamond, and (y) the Defendant Parties (other than JPM’s Related Parties) will provide full, complete, and irrevocable releases of Diamond and each of its Related Parties relating to Sinclair and Diamond (the foregoing clauses (x) and (y) the “Mutual Release”); provided, however, that the Mutual Release shall not release or otherwise affect any claims or obligations arising under the Definitive Documents (as defined herein) or claims held by JPM arising under the loans made to or debt instruments issued by Diamond.
The date on which Sinclair pays Diamond the Settlement Cash Consideration in full will be the “Release Effective Date”. If the Release Effective Date does not occur on or before the Closing Deadline, (i) the Mutual Release will not be effective, (ii) Diamond will retain (x) any Extension Payments and (y) the Deposit; and (iii) all parties will retain all claims, causes of action, and defenses, except as provided below with respect to Diamond, Sinclair, and Bally’s, including, without limitation, in the “Waiver”, “Bally’s Agreement”, “Amended MSA”, “YES, Marquee, and Tennis”, and “Other” sections of this Term Sheet, as applicable

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1 “Related Parties” means a released party’s current and former affiliates, and such released party’s or such affiliates’ current and former members, directors, managers, officers, equity holders, agents, representatives, and other professionals, in each case, in their capacities as such; provided that Diamond and Sinclair are not Related Parties of each other for purposes of this definition.

Waiver
On the Order Date, Sinclair or Bally’s, as applicable, will waive any claims against Diamond, whether arising before or after the effective date of the Amended MSA (as defined below), on account of (i) management and incentive fees in excess of the fee caps under the existing MSA Letter Agreement,[2] (ii) any other claims on account of prepetition goods or services provided to Diamond, and (iii) any rejection damage claims relating to the MSA,[3] MSA Letter Agreement, Amended MSA, or the Bally’s Agreement.[4]
Sinclair will not retain any claims for services provided to Diamond other than (i) claims arising under the Amended MSA that are not rejection damages; and (ii) claims for the total amount of trailing non-deferred fees and expense reimbursement(s) payable to Sinclair under the MSA on account of MSA services provided to Diamond postpetition.

Bally's Agreement
On the Order Date, the Bally’s Agreement will be rejected as of the Order Date and Bally’s will have no rejection damages or other claims against Diamond, including in connection with such rejection. To the extent that Bally’s has any rights, claims, or causes of action against Sinclair under the Bally’s Agreement on account of Diamond’s rejection of the Bally’s Agreement, effective as of the Release Effective Date, Bally’s will waive any and all such rights, claims, and causes of action.
Notwithstanding the rejection of the Bally’s Agreement, Diamond may continue to use the Bally’s trade name (at no cost to Diamond) through the end of the 2024 MLB season.

Amended MSA
Prior to the Order Date, the Parties will negotiate and enter into a mutually agreeable amendment to the MSA and MSA Letter Agreement (the “Amended MSA”) that provides for management and reasonable transition services to be provided by Sinclair to Diamond consistent with the terms of this Term Sheet. The Amended MSA shall be deemed to be assumed by Diamond as of the Order Date, subject to the waiver described above.
The Amended MSA will remain in effect for at least six months from and after the earlier of the Release Effective Date and the Closing Deadline, with monthly extensions of up to an additional 6 months, with Diamond or its successors or assigns to provide at least 60 days’ notice of termination of the Amended MSA. Any continuation of the Amended MSA past the 1-year anniversary of the Effective Date of the Amended MSA will be by mutual agreement of the Parties. For the avoidance of doubt, the Amended MSA will remain in effect whether or not the Release Effective Date occurs.
During the term of the Amended MSA, Diamond will pay Sinclair the following fees (which will be all-in fees, inclusive of incentive fees) on the first day of each month (each payment to be made in advance):
•Until the earlier of the Release Effective Date and the Closing Deadline, Diamond will pay Sinclair $4.5 million per month.
•Following the earlier of the Release Effective Date and the Closing Deadline, Diamond will pay Sinclair $6 million per month.

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2 “MSA Letter Agreement” means the Letter Agreement, dates as of March 1, 2022, by and between Diamond Sports Group LLC, Sinclair Television Group, Inc., and the other parties thereto.
3 MSA” means the Management Services Agreement, dated as of August 23, 2019, by and between Diamond Sports Group LLC and Sinclair Television Group, Inc., and Amendment No. 1 thereto.
4 “Bally’s Agreement” means, collectively, (a) the Commercial Agreement, dated as of November 18, 2020, by and among Diamond Sports Group, LLC, Bally’s Corporation, and Sinclair Broadcast Group, Inc., as amended, supplemented, or otherwise modified from time to time in accordance with its terms; and (b) any other agreements between Diamond and Bally’s.

Diamond also will pay expense reimbursements to Sinclair pursuant to the terms of the Amended MSA, which will be consistent with the terms set forth in the MSA and the MSA Letter Agreement. Expense reimbursements will be paid in arrears and will be subject to Diamond’s receipt of documentation reasonably evidencing that such expenses were incurred as actual and necessary costs of operating Diamond’s business. Sinclair will continue to provide Diamond with insurance coverage during the Amended MSA period under that certain insurance agreement dated May 31, 2023, and Diamond will reimburse Sinclair for the actual costs of insurance in accordance with that insurance agreement (including reimbursing Sinclair for additional amounts that may be required to ensure that Diamond has access to insurance through the Amended MSA period). Sinclair will not remove Diamond from director and officer liability insurance policies covering 2024 and prior years, and Sinclair and Diamond will cooperate in good faith to work out the details associated with Sinclair’s provision of insurance coverage to Diamond, including the notice required to renew and terminate the insurance coverage.
Transition services will commence on the Order Date. The Parties will fully cooperate and work together in good faith in connection with the transition of Diamond’s business away from Sinclair (at no extra cost to Diamond, other than actual third-party costs paid by Sinclair), including, without limitation, by doing the following: (i) assigning or otherwise transferring rights under any contracts pursuant to which Diamond presently receives goods, services, and/or rights, it being understood that if assignment is not practicable, the parties will agree on reasonable alternative means for Diamond to obtain such goods, services, and/or rights; (ii) enabling Diamond (or third-party vendors) to extract Diamond’s data, custom applications code, and artifacts from Sinclair’s systems so that such data can be moved to Diamond’s systems, it being understood that Sinclair may retain a copy of such data to comply with an applicable law or regulation; it is also understood that if both Diamond and Sinclair require a particular source code, they will both have access to the source code and each will be free to develop and otherwise use it for their own purposes; (iii) assigning or otherwise transferring (including by way of licensing or sub-licensing, where necessary) all hardware and software assets identified by Diamond as reasonably necessary to support its transition and its ability to operate on a standalone basis, it being understood that if assignment or transfer is not practicable, the parties will agree on reasonable alternative means for Diamond to obtain or have use of such assets; (iv) agreeing on the treatment of joint agreements and jointly used assets; (v) transitioning personnel, including by establishing proper reporting lines, resolving issues with various COBRA groups, and providing access to key Sinclair personnel to facilitate knowledge transfers to Diamond, and dealing with such other workforce matters, as necessary, it being understood that Diamond shall assume all employment, benefit, and related costs for such transferred personnel, including reimbursing Sinclair for any deferred compensation for such transferred personnel; and (vi) taking all other actions reasonably requested by Diamond to implement the transition.
The Amended MSA shall also provide that commencing on and continuing after the Order Date, Diamond shall pay Sinclair the reasonably allocated costs attributable to real estate owned or leased by Sinclair that is used by Diamond (or fair market value for such use if not allocable), it being understood that Diamond will have no obligation to assume any existing lease or otherwise continue using any space except as expressly agreed by Diamond.[4]

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4 Diamond shall assume or reimburse Sinclair for all obligations under the lease for the New York property presently utilized by Diamond. Subject to Sinclair’s and Diamond’s mutual agreement on rent and other terms, Sinclair will continue to provide Diamond with access to the Tampa property presently utilized by Diamond, among other spaces to be agreed.

Acquisition Right
On the Release Effective Date, Sinclair will have the right to acquire the following assets of Diamond subject to the terms and conditions contained herein:
•Subject to applicable law and as part of the Amended MSA (which provision will only go into effect on the Release Effective Date), Sinclair may cause another party to acquire Diamond’s interest in the Marquee Sports Network; Sinclair must notify Diamond in writing no later than six months after the effective date of the Debtors’ chapter 11 plan (or such other timing to be agreed upon in definitive documentation) of Sinclair’s intention. In the interim, Sinclair may request that Diamond commence, at Sinclair’s sole cost and expense, a sale process for Diamond’s interest in Marquee (which will be subject to applicable law). Diamond shall reasonably cooperate with such sale process by providing information reasonably requested by Sinclair and/or a potential buyer, subject to any confidentiality limitations that may apply.
•If Diamond winds down certain business operations, Sinclair may, at no cost to Sinclair, acquire any residual assets unless Diamond has received a bona fide offer(s) to purchase such assets. If Diamond receives any bona fide offer(s) for such assets, Diamond shall provide Sinclair with notice of such offer(s), including the terms thereof, as soon as reasonably possible after Diamond’s receipt of such offer(s). Diamond is not required to transfer to Sinclair any equipment needed for Diamond’s continuing business operations.
Notwithstanding the foregoing or anything to the contrary set forth in this Settlement Term Sheet, Diamond’s interest in the YES Network will remain an asset of Diamond’s and will not be acquired by Sinclair.

YES, Marquee, and Tennis
•Diamond will continue to provide current services to Sinclair, YES, Marquee, and Tennis, which includes all existing services with respect to broadcast operations, and Diamond will ensure that Sinclair will continue to have access to services provided by any new or replacement service providers for such current services. Sinclair will pay all third-party costs and liabilities incurred on account of services to Sinclair, YES, Marquee, and Tennis from and after the Order Date.
•Prior to the Order Date, the Parties shall negotiate in good faith and enter into one or more agreements as part of the Amended MSA that address the following matters with respect to YES, Marquee, and Tennis on terms mutually acceptable to Sinclair and Diamond: (i) the assignment and/or transfer of contracts or certain contractual rights; (ii) the assignment and/or transfer of hardware and software assets; (iii) data collection and transfer, (iv) the treatment of joint agreements and jointly used assets; (v) the transitioning of personnel and other workforce matters, including deferred compensation; and (vi) such other transition matters as the Parties may agree upon.

Tax Structure	The Settlement will be structured and implemented in a manner that is tax-efficient and reasonably acceptable to the Parties, so long as such structure can be implemented at no additional cost or liability to Diamond. For the avoidance of doubt, nothing in the Settlement shall require Diamond to implement any particular tax structure in connection with the resolution of Diamond’s chapter 11 cases.

Other
•Diamond will transfer Tennis Channel IRDs and related equipment to Sinclair within 5 business days of the Release Effective Date. Sinclair will have access to Diamond’s satellite and transponder usage for the Tennis Channel, Marquee, and YES at cost.
•Diamond shall include the Defendant Parties within the scope of the third-party release provision of its chapter 11 plan, subject to Bankruptcy Court approval.
•The Parties to coordinate on, and agree upon, the public announcement of the Settlement and related securities disclosures.
•A/R Facility to be terminated on the Order Date.

Definitive Documents	The definitive documents implementing the Settlement (the “Definitive Documents”) will include the following: (a) the settlement agreement, which shall be acceptable to Diamond and Sinclair; (b) the Amended MSA, which shall be acceptable to Diamond and Sinclair; (c) the Settlement Order, which shall be acceptable to Diamond and Sinclair; and (d) the Settlement Motion, which shall be reasonably acceptable to Diamond and Sinclair. The settlement agreement and Settlement Order must also be in form and substance acceptable to Bally’s and JPM, and the Settlement Motion must be reasonably acceptable to them, as to any provisions that relate to or impact them.
Jurisdiction	Any action or other proceeding in respect of any dispute arising out of or related to the Settlement will be brought in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.